Exhibit 32.2

CERTIFICATION Pursuant to 18 U.S.C. § 1350

The undersigned officer of ALLIED HEALTHCARE PRODUCTS, INC. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2019 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel C. Dunn
Daniel C. Dunn
Vice President, Chief Financial Officer & Secretary
September 27, 2019